As filed with the Securities and Exchange Commission on October 8, 2020

Registration No. 333-248107

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________________

BROADWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3240 South Central Avenue

Cicero, Illinois 60804

Telephone: (708) 780-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric B. Blashford

President, Chief Executive Officer

Jason L. Bonfigt

Vice President, Chief Financial Officer

Broadwind, Inc.

3240 South Central Avenue

Cicero, Illinois 60804

Telephone: (708) 780-4800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Michele C. Kloeppel

David J. Kaufman

Thompson Coburn LLP

One U.S. Bank Plaza

Saint Louis, Missouri 63101

Telephone: (314) 552-6000

Facsimile: (314) 552-7000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment) to the Registration Statement on Form S-3 of Broadwind, Inc. (File No. 333-248107) initially filed on August 18, 2020 (the “Registration Statement”), is being filed as an exhibit-only filing to file an updated consent of RSM US LLP, filed herewith as Exhibit 23.1 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Part II

Information Not Required in Prospectus

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this registration statement:

Exhibit Index

Exhibit Number	Description
1.1 *	Form of Underwriting Agreement
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008)
4.2	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 23, 2012)
4.3	Certificate of Amendment to the Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 6, 2020)
4.4	Third Amended and Restated Bylaws of the Company, adopted as of May 4, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed May 6, 2020)
4.5

Section 382 Rights Agreement dated as of February 12, 2013 between the Company and Wells Fargo Bank, National Association, as rights agent, which includes the Form of Rights Certificate as Exhibit B thereto (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8‑A filed February 13, 2013)

4.6

First Amendment to Section 382 Rights Agreement dated as of February 2, 2016 between the Company and Wells Fargo Bank, National Association, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 8, 2016)

4.7

Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed February 13, 2013)

4.8

Second Amendment to Section 382 Rights Agreement dated as of February 7, 2019 between the Company and Equiniti Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed February 12, 2019)

4.9*	Form of Certificate of Designation, including specimen certificate (relating to the preferred stock registered hereby)
4.10*	Form of Warrant Agreement (including form of warrant certificate)
4.11*	Form of Stock Purchase Contract (including form of stock purchase contracts and/or stock purchase units, if any)
5.1**	Opinion of Thompson Coburn LLP
23.1	Consent of RSM LLP
23.2**	Consent of Thompson Coburn LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page)

* To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

** Previously filed

Signatures

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cicero, State of Illinois on the eighth day of October, 2020.

BROADWIND, INC.

By:	/s/ Eric B. Blashford
Eric B. Blashford
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric B. Blashford	President, Chief Executive Officer,	October 8, 2020
Eric B. Blashford	and Director
(Principal Executive Officer)

/s/ Jason L. Bonfigt	Vice President and Chief Financial	October 8, 2020
Jason L. Bonfigt	Officer
(Principal Financial Officer and
Principal Accounting Officer)

*	Director and Chairman of the Board	October 8, 2020
Stephanie K. Kushner

*	Director	October 8, 2020
David P. Reiland

*	Director	October 8, 2020
Philip J. Christman

*	Director	October 8, 2020
Terence P. Fox

*	Director	October 8, 2020
Thomas A. Wagner

*	Director	October 8, 2020
Cary B. Wood

*By: /s/ Jason L. Bonfigt
Attorney in fact